CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated July 26, 2023, relating to the financial statement of List Income Opportunities Fund, as of June 5, 2023, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

July 26, 2023